UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 120th Avenue Northeast, Bellevue, WA	98005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 17, 2012, Clearwire Corporation, a Delaware corporation (“Clearwire”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sprint Nextel Corporation, a Kansas corporation (the “Sprint”), and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sprint (“Merger Sub”), pursuant to which, at the effective time of the merger (the “Effective Time”), Clearwire will merge with and into Merger Sub, with Clearwire surviving the merger as a wholly owned subsidiary of Sprint (the “Merger”)

Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of Class A common stock of Clearwire (“Class A Common Stock”) (other than any shares owned by Sprint, SOFTBANK CORP. (“SoftBank”) or any of their respective subsidiaries) will be cancelled and will be converted automatically into the right to receive $2.97 per share in cash, without interest (the “Merger Consideration”).

As of December 17, 2012, Sprint and its subsidiaries owned 739,010,818 shares (or approximately 50.4%) of Clearwire’s voting common stock.

Stockholders of Clearwire will be asked to vote on the adoption of the Merger Agreement at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to a number of conditions precedent, including, among others: (i) the adoption of the Merger Agreement by the holders of at least 75% of the outstanding shares of Clearwire’s common stock entitled to vote on the Merger, voting as a single class, and at least a majority of the outstanding shares of Clearwire’s common stock not held by Sprint, SoftBank and their respective affiliates, voting as a single class, at a duly called stockholders’ meeting (the “Clearwire Stockholder Approval”), (ii) the receipt of the Federal Communications Commission approvals required to consummate the Merger, (iii) the absence of any order enjoining the consummation of, or prohibiting, the Merger; (iv) the non-occurrence of any Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the Effective Time, and (v) the consummation by Sprint of the pending merger between Sprint and SoftBank and certain affiliates thereof (the “SoftBank Transaction”) or an alternate transaction thereto.

The Merger Agreement includes customary representations, warranties, covenants, and agreements including, among other things, covenants of Clearwire regarding the conduct of its business prior to the Effective Time and the calling and holding of a meeting of Clearwire’s stockholders for the purpose of voting upon the adoption of the Merger Agreement and the stockholder approvals required under the Note Purchase Agreement (as defined below), and mutual covenants regarding the use of each party’s reasonable best efforts to cause the Merger to be consummated. Clearwire has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Clearwire and to certain restrictions on its ability to respond to any such proposals.

Sprint has also agreed, subject to the fiduciary duties of Sprint’s Board of Directors, to use the level of efforts set forth in the merger agreement related to the Softbank Transaction to consummate the SoftBank Transaction and not to terminate the SoftBank Transaction other than in connection with entering into an alternative transaction thereto. SoftBank has provided its consent to Sprint’s transaction with Clearwire, as required under the terms of the merger agreement for the SoftBank Transaction.

The Merger Agreement contains termination rights for the benefit of Sprint and Clearwire and further provides that Sprint will be required to pay Clearwire a termination fee of $120 million under certain specified circumstances of termination of the Merger Agreement. Any obligation to pay such termination fee will be satisfied by the cancellation of $120 million of Notes. In the event Clearwire is entitled to receive the termination fee, in certain instances, it may also be entitled to receive from Sprint a supplemental prepayment for LTE services on January 15, 2014 in the amount of $100 million conditioned upon the completion of site build-out targets pursuant to a commercial agreement currently in effect between Sprint and Clearwire. Any such prepayment will be credited against certain of Sprint’s obligations under such agreement.

The Merger and the Merger Agreement were approved unanimously by Clearwire’s board of directors upon the unanimous recommendation of a special committee of the Clearwire board consisting of disinterested directors not appointed by Sprint. The Merger and the Merger Agreement were approved unanimously by Sprint’s Board of Directors.

The Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sprint, Clearwire or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Sprint, Clearwire or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure letter that Clearwire has provided to Sprint. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of Clearwire, Sprint or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sprint’s or Clearwire’s public disclosures.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Note Purchase Agreement

In connection with the Merger Agreement, on December 17, 2012, Clearwire entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Clearwire Communications LLC (“Clearwire Communications”), Clearwire Finance Inc. (“Clearwire Finance” and together with Clearwire Communications, the “Issuers”) and Sprint, pursuant to which Sprint has agreed to purchase from the Issuers up to an aggregate principal amount of $800 million of 1.00% Exchangeable Notes due 2018 (the “Notes”), upon the request of the Issuers, in $80 million monthly installments on the first business day of each month (each a “Draw Date”) beginning January 2013. The amount of Notes that the Issuers can request that Sprint purchase is subject to, among other things, the authorization and reservation of the underlying securities and the underlying securities being eligible for issuance pursuant to the applicable rules and regulations of NASDAQ. Additionally, on the last three Draw Dates (in August, September and October 2013), Clearwire can only request that Sprint purchase Notes if (i) an agreement has been reached between the parties on the accelerated build out of Clearwire’s wireless broadband network (the “Build-Out Agreement”) within 45 days of the date the Note Purchase Agreement was signed, (ii) the Build-Out Agreement is in full force and effect and (iii) Clearwire has not breached any of its obligations under the Build-Out Agreement.

Under the terms of the Note Purchase Agreement, the terms of the Notes will be governed by an indenture, which the Issuers expect to enter into on the first Draw Date (the “New Indenture”). The terms of the New Indenture are substantially similar to the indenture dated as of December 8, 2010, by and among the Issuers, the guarantors named therein and the trustee named therein, governing the Issuers’ existing 8.25% Exchangeable Notes due 2040 (the “Existing Indenture”), which were issued in December 2010. However, under the New Indenture, the Notes will be exchangeable by Sprint and certain of Clearwire’s other equityholders into either Clearwire’s Class A Common Stock, or Class B common stock of Clearwire (“Class B Common Stock”) and Class B units of Clearwire Communications LLC (such Class B units together with the corresponding Class B Common Stock, the “Class B Interests”) at their election. The Notes will become exchangeable if (a) the Merger Agreement is terminated for any reason (except under circumstances where Clearwire would receive, and does not reject, the Sprint Termination Fee (as defined in the Merger Agreement)), or (b) if the Merger is consummated, at an exchange rate of 666.6700 shares per $1,000 aggregate principal amount of Notes (equivalent to a price of $1.50 per share), subject to anti-dilution protections (the “Exchange Rate”). If the Merger Agreement is terminated under circumstances where Clearwire would receive, and does not reject, the Sprint Termination Fee, then $120 million principal amount of the Notes will be automatically cancelled. In addition, if the Merger Agreement is terminated because the SoftBank Transaction is not consummated, Clearwire will have the option to exchange the Notes that remain outstanding at the Exchange Rate for 15 business days following the termination of the SoftBank Transaction. Unlike the terms of the Existing Indenture, the terms of the New Indenture do not include an option to call or redeem the Notes, and Sprint does not have the right to put Notes at specified dates.

The Notes will bear interest at a rate of 1.00% per annum, with interest payable semi-annually in arrears on June 1 and December 1, beginning on the first June 1 or December 1 to occur after the Notes have been issued, and will have a stated maturity of June 1, 2018.

The Note Purchase Agreement includes customary representations, warranties and covenants, and also includes a covenant that Clearwire holds a stockholders’ meeting to approve, among other things, an amendment to Clearwire’s amended and restated certificate of incorporation to increase its authorized share capital and to the authorize the issuance of the Class A Common Stock and Class B Common Stock which may be issued upon exchange of the Notes in accordance with the NASDAQ listing requirements, in each case by (a) the affirmative vote of at least a majority of Clearwire’s common stock and (b) the affirmative vote of at least a majority of Clearwire’s common stock not held by either Sprint, Softbank or their affiliates.

The Note Purchase Agreement can be terminated, among other things, by mutual consent, automatically if the required vote to approve the Merger is not obtained at the Clearwire’s stockholder meeting, or if the Merger Agreement is terminated due to a failure of the SoftBank Transaction or a breach of Sprint’s representations, warranties, covenants or agreements thereunder (subject to certain conditions), provided that if the Note Purchase Agreement is terminated due to the Merger Agreement being terminated by reason of a failure of the SoftBank Transaction or because of a breach of any representation, warranty, covenant or agreement by Sprint, then the Note Purchase Agreement will terminate upon the earlier of (i) Clearwire exercising its option to exchange the Notes upon such termination and (ii) July 2, 2013; however the Note Purchase Agreement will not terminate on July 2, 2013 if the Build-Out Agreement was reached within 45 days of the date the Note Purchase Agreement is signed, the Build-Out Agreement is in full force and effect and Clearwire has not breached any of its obligations under the Build-Out Agreement.

In connection with the Note Purchase Agreement, Sprint agreed to a form of registration rights agreement with Clearwire, the Issuers and the guarantors of the Notes (the “Registration Rights Agreement”) to be entered into on the first issuance of the Notes, which will provide that Clearwire must use its reasonable best efforts to file a registration statement under the federal securities laws registering the sale of the shares of Class A Common Stock deliverable upon exchange of Notes as described above. In addition, Clearwire and the Issuers agreed to a form of stock delivery agreement (the “Stock Delivery Agreement”) which will also be entered into no the first issuance of the Notes, which provides, among other things, that Clearwire will deliver Class A Common Stock and Class B Common Stock to the Issuers upon exchange of the Notes.

The foregoing description of the Note Purchase Agreement, the New Indenture, the Registration Rights Agreement and Stock Delivery Agreement are not complete and are qualified in their entirety by reference to the Note Purchase Agreement, the New Indenture, the Registration Rights Agreement and Stock Delivery Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated herein by reference.

Voting and Support Agreement and Right of First Offer

In connection with the Merger Agreement, each of Intel Capital Corporation, Intel Capital (Cayman) Corporation, Intel Capital Wireless, Comcast Wireless Investment, LLC and BHN Spectrum Investments, LLC (collectively, the “Voting Agreement Stockholders”) have entered into an irrevocable voting and support agreement with Clearwire (the “Voting Agreement”) whereby the Voting Agreement Stockholders have each agreed to vote their shares of common stock of Clearwire, among other things, in favor of approving and adopting the Merger Agreement, in favor of the matters to be voted upon by Clearwire’s stockholders pursuant to the Note Purchase Agreement, in favor of any proposal to adjourn or postpone the stockholders’ meeting held to approve and adopt the Merger Agreement and against other acquisition proposals. The Voting Agreement will terminate upon the earliest to occur of the Effective Time, the termination of the Merger Agreement in accordance with its terms, or the written agreement of the Voting Agreement Stockholders, Clearwire and Sprint. The Voting Agreement Stockholders own in the aggregate 191,055,450 shares (or approximately 13%) of Clearwire’s common stock.

In addition, the Voting Agreement Stockholders have agreed not to transfer shares of common stock of Clearwire owned by them prior to Clearwire obtaining the Clearwire Stockholder Approval.

Furthermore, Sprint has entered into an agreement with the Voting Agreement Stockholders whereby (i) if the Merger Agreement is terminated due to the failure of the Clearwire stockholders to approve the Merger and (ii) either (a) the SoftBank Transaction has been consummated or (b) the SoftBank Transaction shall have been terminated in order for Sprint to enter into an alternative transaction (and such alternative transaction has been consummated), then each such Voting Agreement Stockholder will, upon the occurrence of the events described in (a) or (b), deliver a right of first offer notice to the other equityholders of Clearwire pursuant to the terms of the Right of First Offer Agreement among the Voting Agreement Stockholders, Clearwire and Sprint HoldCo, LLC, a wholly owned subsidiary of Sprint (the “Right of First Offer Agreement”), to offer to sell all of the equity securities of Clearwire and Clearwire Communications such entity owns at a price per share equal to the Merger Consideration. Sprint will then be obligated to elect to purchase any such equity securities in any such notice. Each of the Voting Agreement Stockholders has agreed not to exercise their respective purchase rights with respect to any such notice it receives from the other Voting Agreement Stockholders.

The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Exchange Agreement

In connection with the Merger Agreement, on December 17, 2012, Clearwire entered into an irrevocable exchange agreement (the “Exchange Agreement”) with Sprint and Intel Capital Wireless Investment Corporation 2008A, a Delaware corporation (“Intel”), the only holder of Class B Interests other than Clearwire, Sprint and its affiliates. Pursuant to the Exchange Agreement, Intel has elected to irrevocably convert, immediately prior to the Merger, all of its Class B Interests to shares of Class A Common Stock, which will be automatically cancelled and converted into the right to receive the Merger Consideration.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

Amendments to the Equityholders’ Agreement

In connection with the Merger Agreement, on December 17, 2012, Clearwire entered into a second amendment (the “Second Amendment to the Equityholders’ Agreement”) and third amendment (the “Third Amendment to the Equityholders’ Agreement” and together with the Second Amendment to the Equityholders’ Agreement the “Equityholders’ Agreement Amendments”) to that certain Equityholders’ Agreement dated as of November 28, 2008 (the “Original Equityholders’ Agreement”). Under the terms of the Equityholders’ Agreement Amendments: (i) the Original Equityholders’ Agreement was terminated with respect to Eagle River Holdings, LLC (subject to certain limited exceptions) and (ii) any Common Stock with respect to the Notes that are issued to Sprint under the Note Purchase Agreement will be disregarded for the purposes of determining certain rights under the Original Equityholders’ Agreement.

The foregoing description of the Second Amendment to the Equityholders’ Agreement and the Third Amendment to the Equityholders’ Agreement are not complete and are qualified in their entirety by reference to the Second Amendment to the Equityholders’ Agreement and the Third Amendment to the Equityholders’ Agreement, which are filed as Exhibits 10.7 and 10.8, respectively, hereto and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 hereof is responsive to this item and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 17, 2012, by and among Sprint Nextel Corporation, Collie Acquisition Corp. and Clearwire Corporation.

10.1	Note Purchase Agreement, dated as of December 17, 2012, by and among Clearwire Corporation, Clearwire Communications LLC, Clearwire Finance, Inc. and Sprint Nextel Corporation.

10.2	Form of Indenture (included in Exhibit 10.1).

10.3	Form of Registration Rights Agreement (included in Exhibit 10.1)

10.4	Form of Stock Delivery Agreement (included in Exhibit 10.1).

10.5	Voting and Support Agreement, dated as of December 17, 2012, by and among Clearwire Corporation and the Persons named on Schedule A thereto.

10.6	Irrevocable Exchange Agreement, dated as of December 17, 2012, by and among Clearwire Corporation, Sprint Nextel Corporation and Intel Capital Wireless Investment Corporation 2008A

10.7	Second Amendment of that certain Equityholders’ Agreement (dated as of November 28, 2008), dated as of December 17, 2012, by and among Clearwire Corporation, Sprint Holdco, LLC, SN UHC 1, Inc., Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation.

10.8	Third Amendment of that certain Equityholders’ Agreement (dated as of November 28, 2008), dated as of December 17, 2012, by and among Clearwire Corporation, Sprint Holdco, LLC, SN UHC 1, Inc., Intel Capital Wireless Investment Corporation 2008A, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation.

*	The schedules of the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Clearwire agrees to furnish, supplementally, a copy of any schedule omitted from the Merger Agreement to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This Current Report on Form 8-K contains forward-looking statements relating to the proposed Merger between Sprint and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-

looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

None of Sprint, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint’s officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: December 18, 2012	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer